Exhibit 99.1

RLJ ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2015

SILVER SPRING, MD – June 8, 2015 – RLJ Entertainment Inc., (“RLJ Entertainment” or “the Company”) (NASDAQ: RLJE), today announced its results for the first quarter ended March 31, 2015. Full detail of the financial results as well as Management Discussion and Analysis, or MD&A, can be found in the Company’s Form 10-Q to be filed with the SEC.

RLJ Entertainment is a creator, owner and distributor of media content across digital, broadcast and physical platforms.  The Company leverages its branding expertise, access to content and direct to consumer skills to optimize the value of its programs for distinct audiences.

RLJ Entertainment is focused on driving growth through the development of interest-based entertainment services for targeted audiences in niche genres including British drama and mystery, urban, action/thriller, and fitness, by using new technologies to deliver that content to consumers.

Robert L. Johnson, Chairman of RLJ Entertainment stated, “I am pleased with the first quarter performance of the business. Subsequent to the quarter, we have established a stronger capital position, we are now well situated to make additional progress on several of our long-term initiatives, including the production and purchase of new intellectual property rights and the expansion of content offerings on current and emerging digital platforms. Management continues to take a disciplined approach to operating the business and I believe strongly that their efforts will result in improved operating and financial metrics, and ultimately value to our shareholders.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, commented, “This was a solid quarter and start to the year for our business.  Our diligent efforts to tightly manage costs and efficiently allocate capital to content with strong economic value resulted in a 49.0% year-over-year reduction in Adjusted EBITDA loss.  Total revenues were down modestly on a year-over-year basis as limited access to working capital in previous periods led to fewer content releases in the current quarter.  We expect a stronger slate of content releases over the course of the remainder of the year.  Importantly, our successfully completed capital raise provides us with the right resources to aggressively move forward with our long-term business plan, including an appropriate level of investment in content to distribute across our physical and digital platforms.

“Our digital streaming channels are gaining significant traction. Acorn TV paid subscribers increased an impressive 73.3% year-over-year to 130,000 and we anticipate continued growth in the quarters to come.  Our urban focused digital channel, Urban Movie Channel (UMC), continues to develop and as we increase our acquisition of content for the platform, we are confident we’ll see significant subscription growth over time.”

Financial Highlights

▪	Adjusted EBITDA improved 49.0% from a loss of $6.7 million to a loss of $3.4 million for the quarter ended March 31, 2015 compared to the same quarter last year
▪	Revenue was $26.1 million compared to $30.2 million for the same quarter last year
▪	The gross margin improved 13.0% to 22.6% for the period ended March 31, 2015 compared to 20.0% for the quarter ended March 31, 2014.
▪	Acorn TV’s paid subscribers increased 73.3% to 130,000 subscribers as of March 31, 2015 compared to approximately 75,000 subscribers as of March 31, 2014.

Financial Results for the Three Months Ended March 31, 2015

Revenue decreased $4.2 million for the three months ended March 31, 2015 compared to the same period in 2014.  The decrease in revenue is primarily driven by the Company’s Wholesale and Direct-to-Consumer segments. The decline in Wholesale segment revenue is mostly attributable to the timing of scheduled content releases year over year.  In the first quarter of 2015, the Company’s US Wholesale segment released 31 titles versus 54 titles released in the first quarter of 2014.  For 2015, the Company’s content release calendar has more titles planned in the back half of the year compared to 2014, which was more evenly distributed between quarters.  The Company generally acquires film or television content approximately six months ahead of the planned release date due to the time necessary to prepare marketing materials and meet distribution partner’s scheduling requirements.  The shift in timing of releases for 2015 is primarily the result of the Company’s limited access to working capital in the prior year while refinancing its secured debt during the second and third quarters of 2014.

Direct-to-Consumer segment revenue declined $1.2 million primarily due to reduced revenue from the Company’s e-commerce and catalog business offset by revenue growth in its proprietary digital networks.  The decrease in e-commerce and catalog revenues is related to marketing changes versus the prior year, including: (a) reducing the Acorn catalog circulation in the first quarter of 2015 compared to the prior year, and (b) deferring the mailing of the Company’s spring Acacia catalog to the second quarter of 2015.

The Company’s proprietary digital network revenue increased by $689,000 for the three months ended March 31, 2015 compared to the same period last year and currently accounts for 18.5% of the segment’s revenue.  This increase is driven primarily by the Company’s British mystery and drama channel, Acorn TV.  As of March 31, 2015, Acorn TV subscribers have grown to approximately 130,000 subscribers, which is an increase of 73.3% since March 31, 2014 and an increase of 10.2% since December 31, 2014.

The gross margin improved 13.0% to 22.6% for the period ended March 31, 2015 compared to 20.0% for the quarter ended March 31, 2014.  Selling, general & administrative increased by $798,000 for the three-month period ended March 31, 2015 compared to the same period in 2014.  The increase in SG&A is primarily related to increased internet support of approximately $395,000 for Acorn TV, due to its subscriber growth, and increased advertising and promotional costs of approximately $475,000 to promote several theatrical releases during the first quarter of 2015.  For the same period last year, the Company did not have any films with a theatrical release.

The Company’s net loss for the quarter ended March 31, 2015 was $10.6 million.

Adjusted EBITDA loss improved by $3.3 million for the three months ended March 31, 2015 compared to the same period in 2014.  The increase in Adjusted EBITDA is primarily attributable to lower expenditures on content investments, which declined during the current period because the Company is not currently producing any new content within its IP-Licensing segment.  During the three months ended March 31, 2014, the Company was producing the most recently released season of Foyle’s War, which was released during the third quarter of 2014.  Expenditures incurred during the first quarter of 2014 for this production was approximately $6.6 million. The Company’s ability to continue to improve its Adjusted EBITDA is contingent on its ability to generate sufficient cash flow to invest in content to grow the business.

Adjusted EBITDA is a non-GAAP financial measure.  See the table on the following pages for reconciliation to U.S. GAAP.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent owner, developer, licensee, and distributor of entertainment content and programming in primarily North America, the United Kingdom, and Australia. RLJE is a leader in numerous genres including feature films and urban with distinct content via its owned and distributed brands such as Acorn (British TV), Acacia (fitness), Athena (documentaries), and Madacy (gift sets). These titles are distributed in multiple formats including broadcast television (including satellite and cable), theatrical and non-theatrical, DVD, Blu-Ray, digital download, and digital streaming.

Through Acorn Productions, its UK production arm, RLJE owns all rights to the hit UK mystery series Foyle’s War and is developing new programs. RLJE owns 64% of Agatha Christie Limited, which manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot.

RLJE leverages its management experience to acquire, distribute and monetize existing and original content for its many distribution channels, including its branded digital subscription channels, Acorn TV, AcaciaTV, and UMC - Urban Movie Channel, and engages distinct audiences with programming that appeals directly to their unique viewing interests. Through its proprietary e-commerce web sites and print catalogs for the Acorn and Acacia brands, RLJE has direct contacts and billing relationships with millions of consumers. For more information, please visit www.RLJEntertainment.com.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

▪	Our financial performance, including our ability to achieve revenue growth and Adjusted EBITDA;
▪	The effects of limited cash liquidity on operational growth;
▪	Our ability to satisfy financial ratios;
▪	Our ability to fund planned capital expenditures and development efforts;
▪	Our inability to gauge and predict the commercial success of our programming;
▪	Our ability to raise additional capital to reduce debt, improve liquidity and fund capital requirements;
▪	The ability of our officers and directors to generate a number of potential investment opportunities;
▪	Our ability to maintain relationships with customers, employees and suppliers;
▪	Delays in the release of new titles or other content;

▪	The effects of disruptions in our supply chain;
▪	The loss of key personnel;
▪	Our public securities’ limited liquidity and trading; or
▪	Our ability to continue to meet the NASDAQ Capital Market continuing listing standards.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sloane & Company
Erica Bartsch, 212-446-1875

Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com

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RLJ ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2015 (unaudited) and December 31, 2014

(In thousands, except share data)	March 31,	December 31,
	2015	2014
ASSETS
Cash	$3,128	$6,662
Accounts receivable, net	12,091	17,389
Inventories	12,008	13,029
Investments in content, net	64,912	67,525
Prepaid expenses and other assets	3,287	2,633
Property, equipment and improvements, net	2,205	2,372
Equity investment in affiliates	21,447	22,281
Other intangible assets	14,399	15,272
Goodwill	44,891	44,891
Total assets	$178,368	$192,054
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$22,865	$24,582
Accrued royalties and distribution fees	43,344	42,493
Deferred revenue	3,708	5,006
Debt, net of discount	80,693	80,913
Deferred tax liability	2,002	2,002
Stock warrant liability	104	601
Total liabilities	152,716	155,597
Equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 13,724,756 shares issued at March 31, 2015 and December 31, 2014, and 12,895,772 shares and 13,335,258 shares outstanding at March 31, 2015 and December 31, 2014, respectively	14	14
Additional paid-in capital	87,900	87,706
Accumulated deficit	(61,164)	(50,534)
Accumulated other comprehensive loss	(1,098)	(729)
Treasury shares, at cost, 828,984 shares at March 31, 2015 and 389,498 shares at December 31, 2014	—	—
Total equity	25,652	36,457
Total liabilities and equity	$178,368	$192,054

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

For the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31,
(In thousands, except per share data)	2015	2014

Revenues	$26,116	$30,272
Cost of Sales
Content amortization and royalties	11,887	14,173
Manufacturing and fulfillment	8,330	10,031
Total cost of sales	20,217	24,204
Gross profit	5,899	6,068

Selling expenses	6,559	5,773
General and administrative expenses	5,515	5,145
Depreciation and amortization	1,165	1,523
Total operating expenses	13,239	12,441
LOSS FROM OPERATIONS	(7,340)	(6,373)

Equity earnings of affiliates	250	305
Interest expense, net	(2,943)	(2,018)
Change in fair value of stock warrants	497	(1,800)
Other income (expense)	(776)	123
LOSS BEFORE PROVISION FOR INCOME TAXES	(10,312)	(9,763)
Provision for income taxes	(318)	(308)
NET LOSS	$(10,630)	$(10,071)

Net loss per common share:
Basic and diluted	$(0.84)	$(0.81)

Weighted average shares outstanding:
Basic and diluted	12,680	12,454

RLJ ENTERTAINMENT, INC.

UNAUDITED ADJUSTED EBITDA

For the Three Months Ended March 31, 2015 and 2014

We define “Adjusted EBITDA” as adjusted earnings before income tax, depreciation, amortization, non-cash investments in content, interest expense, transaction and severance costs, warrants and stock-based compensation.  Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material noncash items that allows investors to analyze the operating performance of the business using the same metric management uses. The exclusion of noncash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  We use this measure to assess operating results and performance of its business, perform analytical comparisons, identify strategies to improve performance and allocate resources to its business segments. While management considers Adjusted EBITDA to be important measures of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. GAAP.  Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Three Months Ended March 31,
(In thousands)	2015	2014

Net loss	$(10,630)	$(10,071)

Amortization of content	11,887	14,173
Cash investment in content	(8,796)	(16,490)
Depreciation and amortization	1,165	1,523
Interest expense	2,943	2,018
Provision for income tax	318	308
Transactions costs and severance	—	—
Warrant liability fair value adjustment	(497)	1,800
Stock-based compensation	194	35
Adjusted EBITDA	$(3,416)	$(6,704)